QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2002

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-03562 (Commission File Number)	44-0541877 (IRS Employer Identification No.)
20 West 9th , Kansas City, Missouri (Address of principal executive offices)	64105 (Zip Code)
Registrant's telephone number including area code: (816) 421-6600

(Former name or former address, if changed since last report): Not Applicable

Item 5. Other Events.

        On August 2, 2002, Aquila, Inc. announced the termination of the agreement under which Aquila would acquire Cogentrix Energy due to uncertainty in the current power market.

Item 7. Financial Statements and Exhibits.

(a)
Exhibit—99.1, Press Release dated August 2, 2002, announcing the termination of the agreement under which Aquila would acquire Cogentrix Energy due to uncertainty in the current power market.

2

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.
By:	/s/ DAN STREEK Dan Streek Chief Financial Officer

Date: August 2, 2002

3

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
Signatures